Exhibit 3.01.39

SECRETARY OF STATE

STATE OF NEVADA

LIMITED-LIABILITY CHARTER

I, DEAN HELLER, the Nevada Secretary hereby certify that WORLDWIDE ASSET PURCHASING, [ILLEGIBLE] JULY 21, 2000, file in this office the Articles of Organization for a Limited-Liability company, that said Articles are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain the provisions required by the laws governing Limited-Liability Companies in the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Las Vegas, Nevada, on JULY 21, 2000.

DEAN HELLER

Secretary of State

By Laurie M Burgess

Certification Clerk

THE GREAT SEAL OF THE STATE OF NEVADA

ARTICLES OF ORGANIZATION Limited-Liability Company
(Pursuant to NRS-86)
STATE OF NEVADA

NAME: The name of this Company shall be WORLDWIDE ASSET PURCHASING, LLC, although fictitious names are acceptable, if properly filed as a DBA

DURATION: The Limited Liability Company shall have a perpetual existence.

RESIDENT AGENT: The Resident Agent for the Limited Liability Company shall be:

NEVADA CORPORATE HEADQUARTERS, INC.

Mailing Address: P.O. Box 27740, Las Vegas, NV 89126

Physical Address: 5300 W. Sahara, Ste. 101, Las Vegas, NV 89146

PURPOSE: The purpose for which the Limited Liability Company is organized under NRS 86 and is to engage in any lawful acts or activities for which Limited Liability Companies may be formed under the laws of the State of Nevada and as outlined in the Operating Agreement of this Limited Liability Company.

MANAGER: WORLDWIDE ASSETS, INC, has been named as the Manager of this Company, by consent of the Members, and shall have all powers, duties and responsibilities, as outlined in the Operating Agreement. P.O. Box 27740, Las Vegas, NV 89126 is the mailing address.

CONTINUITY: This Company will continue to do business upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or occurrence of any other event which terminates the continued membership of a Member in the Company, as outlined in the complete Operating Agreement during its duration.

ORGANIZER: This Company is organized by the undersigned.

Cort Christie

5300 W. Sahara, Ste. 101

Las Vegas, NV 89146

7/21/00
Signature of Organizer	Date

Acceptance of Resident Agent: NEVADA CORPORATE HEADQUARTERS, INC. hereby accepts the appointment as Resident Agent for the said Limited Liability Company.

6/7/00
Representative for Resident Agent	Date